                                                                  Exhibit 10.2

FIRST AMENDMENT
TO
ALABAMA/MICHIGAN/PERMIAN PACKAGE
PURCHASE AGREEMENT

This First Amendment to Alabama/Michigan/Permian Package Purchase Agreement (this “First Amendment”) is dated effective as of June 1, 2007, by and between Dominion Exploration & Production, Inc., a corporation organized under the Laws of Delaware (“DEPI”), Dominion Energy, Inc., a corporation organized under the Laws of Virginia (“DEI”), Dominion Oklahoma Texas Exploration & Production, Inc., a corporation organized under the Laws of Delaware (“DOTEPI”), Dominion Reserves, Inc., a corporation organized under Laws of Virginia (“Reserves”), LDNG Texas Holdings, LLC, a limited liability company organized under the laws of Oklahoma (“LDNG”) and DEPI Texas Holdings, LLC, a limited liability company organized under the laws of Delaware (“DEPI Texas”) (collectively “Sellers”), and HighMount Exploration & Production Holding Corp., a company formerly known as L O & G Acquisition Corp. and organized under the Laws of Delaware (“Purchaser”).  Sellers and Purchaser are sometimes referred to collectively as the “Parties” and individually as a “Party.”

RECITALS:

The Parties have entered into an Alabama/Michigan/Permian Package Purchase Agreement dated as of June 1, 2007 (the “Agreement”), providing for the sale by Sellers to Purchaser of the Shares and the Additional Assets.

The Parties desire to amend the Agreement to clarify the treatment of several matters, as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Definitions.  Capitalized terms used but not otherwise defined herein shall have the meaning given to those terms in the Agreement.

2.           Amendments.  The Agreement is hereby amended as follows:

a.           On Schedule 8.4(D), the bank account information for Sellers is hereby replaced with the following:

JP Morgan Chase Bank

Account Holder:  Dominion Resources, Inc.

Account No. 144053865

ABA No. 021-000-021

b.           In Section 2.2 of Exhibit F, the form of DEPI/Purchaser Transition Services Agreement, the first sentence is rewritten to read as follows:

At all times during the performance of Purchaser Services by Purchaser, all persons performing such Purchaser Services who shall be in the employ and/or under the control of Purchaser, the Companies or their Affiliates (including agents, contractors, temporary employees and consultants) shall be independent from DEPI and not employees of DEPI and shall not be entitled to any payment, benefit or perquisite directly from DEPI on account of such Purchaser Services, provided, however, certain Company Onshore Employees and Managing Directors that accept employment and remain employed with Purchaser may participate in the Company’s U.S. Benefit Plans to the extent such participation is permitted under the Dominion Pension Plan and the Dominion Retiree Health and Welfare Plan.

c.           A new Section 2.7 is added in Exhibit F, the form of DEPI/Purchaser Transition Services Agreement, reading as follows:

Section 2.7 Information to DEPI.  Within 30 days following the 180th day after the Closing Date, Purchaser shall provide DEPI notice of (i) all Company Onshore Employees and Managing Directors that have remained employed by Purchaser from the date of employment with Purchaser through the 180th day from Closing, measured from and including the Closing Date, and (ii) any Company Onshore Employees or Managing Directors who accepted employment with Purchaser pursuant to Section 10.2(a) or (b) of the Purchase Agreement but who were not employed by Purchaser for the entire 180 day period, measured from and including the Closing Date, together with an explanation as to whether their departure was voluntary, involuntary without cause, or involuntary with cause.

d.           Schedule 3.4 is replaced in its entirety with the Schedule 3.4 attached to this First Amendment, and now includes allocations to Assets other than the Wells and Units which are the subject of DEPI’s title representation in Article 3.

3.           Ratification.  Except as amended by this First Amendment, the Agreement remains in full force and effect in accordance with its terms.

4.           Governing Law, Venue, Jurisdiction and Service of Process.  Sections 13.8 and 13.9 of the Agreement are hereby incorporated into this First Amendment by reference as if set out in full herein.

5.           Counterparts.  This First Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.  Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this First Amendment in the presence of other Parties to this Agreement.

IN WITNESS WHEREOF, this First Amendment has been signed by each of the Parties as of the date first above written.

SELLER:	DOMINION EXPLORATION & PRODUCTION, INC.
By: /s/G. Scott Hetzer Name: G. Scott Hetzer Title: Senior Vice President and Treasurer
SELLER:	DOMINION ENERGY, INC.
By: /s/G. Scott Hetzer Name: G. Scott Hetzer Title: Senior Vice President and Treasurer
SELLER:	DOMINION OKLAHOMA TEXAS EXPLORATION & PRODUCTION, INC.
By: /s/G. Scott Hetzer Name: G. Scott Hetzer Title: Senior Vice President and Treasurer
SELLER:	DOMINION RESERVES, INC.
By: /s/G. Scott Hetzer Name: G. Scott Hetzer Title: Senior Vice President and Treasurer
SELLER:	LDNG TEXAS HOLDINGS, LLC
By: /s/G. Scott Hetzer Name: G. Scott Hetzer Title: Senior Vice President and Treasurer
SELLER:	DEPI TEXAS HOLDINGS, LLC
By: /s/G. Scott Hetzer Name: G. Scott Hetzer Title: Senior Vice President and Treasurer
PURCHASER:	HIGHMOUNT EXPLORATION & PRODUCTION HOLDING CORP.
By: /s/Jonathan Nathanson Name: Jonathan Nathanson Title: Vice President